Exhibit 99.1

MRI Interventions Announces Completion of $6 Million Financing

MEMPHIS, TN, July 5, 2012 – MRI Interventions, Inc. (OTCBB: MRIC) today announced it has completed a private placement equity financing. In the financing, MRI Interventions received gross proceeds of $6 million from the sale of approximately 5.45 million units at a purchase price of $1.10 per unit.  Each unit consists of one share of MRI Interventions’ common stock and one warrant to purchase 0.5 share of MRI Interventions’ common stock. The warrants will be exercisable for a five-year period and have an exercise price of $1.45 per share. Pricing for the financing was set by the company on June 25. Proceeds from the private placement will be used for general corporate and working capital purposes.

“We are pleased to secure this additional financing, which improves our financial position and provides further support as we continue to grow our business,” said Kimble Jenkins, CEO of MRI Interventions.

Summer Street Research Partners, and the sub-placement agents engaged by Summer Street, served as the exclusive placement agents for the transaction.

The securities sold in the private placement have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission or an applicable exemption from such registration requirements.  MRI Interventions has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including shares of common stock issuable upon exercise of the warrants, sold in the private placement.  Any resale of MRI Interventions’ securities under the foregoing resale registration statement will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About MRI Interventions, Inc.
Founded in 1998, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart.  Utilizing a hospital’s existing MRI suite, the company’s FDA-cleared ClearPoint® system is designed to enable a range of minimally invasive procedures in the brain.  In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace™ system to enable MRI-guided catheter ablations to treat cardiac arrhythmias, including atrial fibrillation. Building on the imaging power of MRI, the company’s interventional platforms strive to improve patient care while reducing procedure costs and times. MRI Interventions is also working with Boston Scientific Corporation to incorporate its MRI-safety technologies into Boston Scientific's implantable leads for cardiac and neurological applications.  For more information, please visit www.MRIinterventions.com.

Forward-Looking Statements
Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often can be identified by words such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would," or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that, to different degrees, are uncertain and involve risk. Uncertainties and risks may cause MRI Interventions' actual results and the timing of events to differ materially from those expressed in or implied by MRI Interventions' forward-looking statements. Particular uncertainties and risks include, among others: demand and market acceptance of our products; our ability to successfully complete the development of, and to obtain regulatory clearance or approval for, future products, including our current product candidates; availability of third party reimbursement; the sufficiency of our cash resources to maintain planned commercialization efforts and research and development programs; future actions of the FDA or any other regulatory body that could impact product development, manufacturing or sale; our ability to protect and enforce our intellectual property rights; our dependence on collaboration partners; the retention of our sales representatives and independent distributor; the impact of competitive products and pricing; and the impact of the commercial and credit environment on us and our customers and suppliers. More detailed information on these and additional factors that could affect MRI Interventions' actual results are described in MRI Interventions' filings with the Securities and Exchange Commission, including, without limitation, the quarterly report on Form 10-Q for the quarterly period ended March 31, 2012. Except as required by law, MRI Interventions undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release to reflect any change in MRI Interventions' expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact Information:
MRI Interventions, Inc.
David Carlson, CFO, 901-522-9300